Exhibit 10.2

EXECUTION COPY

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

April 8, 2009,

among

J. C. PENNEY COMPANY, INC.,
J. C. PENNEY CORPORATION, INC.,
J. C. PENNEY PURCHASING CORPORATION,

the Subsidiaries of J. C. Penney Company, Inc.
identified herein,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

Table of Contents

		Page
	ARTICLE I Definitions
SECTION 1.01.	Credit Agreement	1
SECTION 1.02.	Other Defined Terms	1
	ARTICLE II Guarantee
SECTION 2.01.	Guarantee	3
SECTION 2.02.	Guarantee of Payment; Continuing Guarantee	3
SECTION 2.03.	No Limitations, Etc.	3
SECTION 2.04.	Reinstatement	4
SECTION 2.05.	Agreement To Pay; Subrogation	4
SECTION 2.06.	Information	5
	ARTICLE III Security Interest
SECTION 3.01.	Security Interest	5
SECTION 3.02.	Representations and Warranties	6
SECTION 3.03.	Covenants	7
	ARTICLE IV Remedies
SECTION 4.01.	Remedies upon Default	9
SECTION 4.02.	Application of Proceeds	10
	ARTICLE V Indemnity, Subrogation and Subordination
SECTION 5.01.	Indemnity and Subrogation	11
SECTION 5.02.	Contribution and Subrogation	11
SECTION 5.03.	Subordination	12
	ARTICLE VI Miscellaneous

ii

GUARANTEE AND COLLATERAL AGREEMENT dated as of April 8, 2009, among J. C. PENNEY COMPANY, INC. (“Holdings”), J. C. PENNEY CORPORATION, INC. (the “Parent Borrower”), J. C. PENNEY PURCHASING CORPORATION (“Purchasing”), the Subsidiaries of J. C. Penney Company, Inc. identified herein and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

ARTICLE I

Definitions

SECTION 1.01.  Credit Agreement.  (a)  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement (as defined herein).  All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Collateral” has the meaning assigned to such term in Section 3.01.

“Credit Agreement” means the Credit Agreement dated as of April 8, 2009, among Holdings, the Parent Borrower, Purchasing, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Wachovia Bank, National Association, as LC Agent.

“Grantors” means Holdings, the Parent Borrower, Purchasing and the Subsidiary Grantors.

“Guarantors” means Holdings, the Parent Borrower, Purchasing and the Subsidiary Guarantors.

“Inventory” means all inventory of any Grantor other than consignment inventory.

“Loan Document Obligations” means (a) the due and punctual payment by each Borrower and each Account Party of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower or any Account Party under the Credit Agreement in respect of any Letter of

Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of any Borrower or any Account Party to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of each Borrower and each Account Party under or pursuant to the Credit Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) Loan Document Obligations, (b) the due and punctual payment and performance of all obligations of each Loan Party under each Swap Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into and (c) the due and punctual payment of all monetary obligations and other liabilities of any Loan Party in respect of overdrafts and related liabilities and obligations arising from or in connection with Treasury Services, to the extent, in the case of clauses (b) and (c) above, the documentation for such obligations specifically provides that such Lender or Affiliate of a Lender is entitled to the benefit of the Security Interest hereunder.

“Parties” means the Grantors and the Guarantors.

“Perfection Certificate” means a certificate substantially in the form of Exhibit C, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of the Parent Borrower.

“Proceeds” has the meaning specified in Section 9-102 of the New York UCC.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the LC Agent, (d) the Issuing Banks, (e) each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (g) any Lender to which obligations in respect of Treasury Services are owed and (h) the successors and assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Subsidiary Grantors” means (a) the Subsidiaries identified on Schedule I and (b) each Additional Grantor that becomes a party to this Agreement as contemplated by Section 6.17.

“Subsidiary Guarantors” means (a) the Subsidiaries identified on Schedule II and (b) each other Subsidiary that becomes a party to this Agreement as contemplated by Section 6.16.

“Subsidiary Parties” means the Subsidiary Grantors and the Subsidiary Guarantors.

“Treasury Services” means treasury, depositary or cash management services (including purchasing cards and stored value cards) from, or any automated clearinghouse transfer of funds to, any entity that is a Lender.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee.  Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations.  Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.  Each of the Guarantors waives presentment to, demand of payment from and protest to any Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment.  Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of any Borrower, any Account Party or any other Person.

SECTION 2.03. No Limitations, Etc.  (a)  Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 6.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise, other than the defense of payment of such obligations in accordance with the terms thereof.  Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other

Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Administrative Agent or any other Secured Party for the Obligations or any of them; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations).  Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor (in its capacity as such) hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the payment in full in cash of all the Obligations.  The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Loan Party or exercise any other right or remedy available to them against any Loan Party, without affecting or impairing in any way the liability of any Guarantor (in its capacity as such) hereunder except to the extent the Obligations have been paid in full in cash.  To the fullest extent permitted by applicable law, each Guarantor (in its capacity as such) waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement.  Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored to any Loan Party by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of any Loan Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation.  Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against such Loan Party or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article V.

SECTION 2.06. Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of each Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Security Interest

SECTION 3.01. Security Interest.  (a)  As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in, all its right, title or interest in or to (i) any and all of the Inventory now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and (ii) all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to the foregoing (collectively, the “Collateral”).

(b) Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor.  Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.

(c) Each Grantor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(d) The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 3.02. Representations and Warranties.  The Grantors jointly and severally represent and warrant to the Administrative Agent and the other Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete as of the Effective Date.  The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations containing a description of the Collateral that have been prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate, as modified, delivered, prepared or supplemented from time to time pursuant to the Credit Agreement (or specified by notice from the Parent Borrower to the Administrative Agent after the Effective Date in the case of filings, recordings or registrations required by
Section 5.03(a) or 5.12 of the Credit Agreement), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof), and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations and (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions.  The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Encumbrances that have priority as a matter of law and Liens expressly permitted pursuant to clause (c) of Section 6.02 of the Credit Agreement.

(d) The Collateral is owned by the Grantors free and clear of any Lien, other than Permitted Encumbrances and Liens expressly permitted pursuant to clause (c) of Section 6.02 of the Credit Agreement.  None of the Grantors has filed or consented to the filing of any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Encumbrances and Liens expressly permitted pursuant to clause (c) of Section 6.02 of the Credit Agreement.

(e) Notwithstanding the foregoing, the representations and warranties set forth in this Section as to perfection and priority of the Security Interest in Proceeds are limited to the extent provided in Section 9-315 of the Uniform Commercial Code.

SECTION 3.03. Covenants.  (a)  Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Administrative Agent may reasonably request, promptly to prepare and deliver to the Administrative Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Administrative Agent showing the identity, amount and location of any and all Inventory.

(b) Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Collateral and the priority thereof against any Lien that is not expressly permitted pursuant to clause (c) of Section 6.02 of the Credit Agreement.

(c) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

(d) The Administrative Agent and such Persons as the Administrative Agent may reasonably designate shall have the right, upon reasonable prior notice and without disruption of the normal and ordinary conduct of business of Holdings or the Parent Borrower, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, in accordance with Section 5.03 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral.  The Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(e) At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement or this Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.

(g) None of the Grantors shall (i) make or permit to be made a pledge or hypothecation of the Collateral or (ii) grant any other Lien in respect of the Collateral, except as expressly permitted by the Credit Agreement.  None of the Grantors shall make or permit to be made any transfer of the Collateral, except that, unless and until the Administrative Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document; provided that, on or prior to the date of any transfer or any other disposition of Inventory permitted by the Credit Agreement by any Grantor to any Subsidiary, the Parent Borrower shall deliver to the Administrative Agent an Asset Coverage Certificate.

(h) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Collateral in accordance with the requirements set forth in Schedule III hereto and Section 5.07 of the Credit Agreement.  Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of (i) making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and (ii) making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent reasonably deems advisable.  All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Obligations secured hereby.

ARTICLE IV

Remedies

SECTION 4.01. Remedies upon Default.  Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees, upon the demand of the Administrative Agent, to make the Collateral available to the Administrative Agent, and it is agreed that the Administrative Agent shall have the right, with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate.  Upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any sale of the Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or any portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine.  The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may (with the consent of the Administrative Agent) make payment on account thereof by using any Obligation then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full, in which case any excess proceeds thereof shall be disposed of as set forth in Section 4.02 hereof.  As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds.  The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01. Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 5.03), each of the Borrowers and each of the Account Parties agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of any Obligation of a Borrower or an Account Party, such Borrower or such Account Party (as the case may be) shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to this Agreement to satisfy in whole or in part an Obligation of a Borrower or an Account Party, such Borrower or Account Party (as the case may be) shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 5.02. Contribution and Subrogation.  Each Guarantor and Grantor (a “Contributing Party”) agrees (subject to Section 5.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Grantor (other than Holdings or the Parent Borrower) shall be sold pursuant to this Agreement to satisfy any Obligation of a Borrower or an Account Party  and such other Guarantor or Grantor (the “Claiming Party”) shall not have been fully indemnified by the Borrowers or the Account Parties as provided in Section 5.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors and Grantors on the date hereof (or, in the case of any Guarantor or Grantor becoming a party hereto pursuant to Section 6.16 or Section 6.17, respectively, the date of the supplement hereto executed and delivered by such Guarantor or Grantor).  Any Contributing Party making any payment to a Claiming

Party pursuant to this Section 5.02 shall (subject to Section 5.03) be subrogated to the rights of such Claiming Party under Section 5.01 to the extent of such payment.

SECTION 5.03. Subordination.  (a)  Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 5.01 and 5.02 and all other rights of the Guarantors and Grantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.  No failure on the part of any Borrower, any Account Party or any Guarantor or Grantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder.

(b) Each of the Guarantors and Grantors hereby agrees that all Indebtedness and other monetary obligations owed by it to, or to it by, any other Guarantor, Grantor or any other Subsidiary shall be fully subordinated to the payment in full in cash of the Obligations.

ARTICLE VI

Miscellaneous

SECTION 6.01. Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.  All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Parent Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 6.02. Rights Absolute.  All rights of the Administrative Agent hereunder, the Security Interest and all obligations of each Guarantor and Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor or Grantor in respect of the Obligations or this Agreement.

SECTION 6.03. Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

SECTION 6.04. Binding Effect; Several Agreement.  This Agreement shall become effective as to any Party when a counterpart hereof executed on behalf of such Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Party and may be amended, modified, supplemented, waived or released with respect to any Party without the approval of any other Party and without affecting the obligations of any other Party hereunder.

SECTION 6.05. Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 6.06. Administrative Agent’s Fees and Expenses; Indemnification.  (a)  The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.03 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor and Grantor jointly and severally agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 9.03 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) arise in connection with any judgment rendered by a court of competent jurisdiction in favor of any Guarantor or Grantor against such Indemnitee, (y) result from the gross negligence or wilful misconduct of such Indemnitee or (z) result from any dispute among the Lenders and the Administrative Agent, or any of them, other than disputes resulting from the fault of any Loan Party.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby.  The provisions of this Section 6.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party.  All amounts due under this Section 6.06 shall be payable not later than 30 days after written demand therefor.

SECTION 6.07. Administrative Agent Appointed Attorney-in-Fact.  Each Guarantor and Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Guarantor or Grantor during the continuance of an Event of Default for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Guarantor or Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (e) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (f) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, other than to exercise commercially reasonable care in the custody and preservation of any Collateral in its possession.  The Administrative Agent and the Parent Borrower

acknowledge that the exercise of the powers granted to the Administrative Agent herein to deal with or dispose of the Collateral on a basis in keeping with orderly business proceedings designed to preserve the value of the Collateral to customers of the Grantor would be commercially reasonable.

SECTION 6.08. Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 6.09. Waivers; Amendment.  (a)  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.  No notice or demand on any Party in any case shall entitle any Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 6.10. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 6.11. Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 6.12. Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute a single contract (subject to Section 6.04), and shall become effective as provided in Section 6.04.  Delivery of an executed signature page to this Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 6.13. Headings.  Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.14. Jurisdiction; Consent to Service of Process.  (a)  Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor or Grantor or its respective properties in the courts of any jurisdiction.

(b) Each of the Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 6.15. Termination or Release.  (a)  This Agreement, the Guarantees made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Loan Document Obligations have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and no Issuing Bank has any further obligations to issue Letters of Credit under the Credit Agreement.

(b) A Subsidiary Party shall automatically be released from its obligations hereunder and, in the case of a Subsidiary Party that is a Subsidiary Grantor, the Security Interest in the Collateral of such Subsidiary Grantor shall be automatically released upon the consummation of any transaction not prohibited by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary of Holdings; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise; provided further that, after giving effect to such release, there is no Default under the Credit Agreement.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is not prohibited by the Credit Agreement to any Person that is not a Grantor, or upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.02 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released; provided that after giving effect to such release, there is no Default under the Credit Agreement.

(d) Notwithstanding anything herein to the contrary, the Security Interest shall be released at any time when (i) Holdings has a Credit Rating of (A) Baa1 with stable outlook or better from Moody’s or (B) BBB+ with stable outlook or better from S&P; provided that if the Credit Ratings are not at the same level, the lower Credit Rating is not more than one notch worse than the higher Credit Rating, (ii) no Default has occurred and is continuing or would result from such release and (iii) the Administrative Agent shall have received a certificate from a Financial Officer of Holdings or the Parent Borrower confirming that the conditions in this paragraph (d) are satisfied.

(e) In connection with any termination or release pursuant to paragraph (a), (b), (c) or (d) above, the Administrative Agent shall execute and deliver to any Grantor at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 6.15 shall be without recourse to or warranty by the Administrative Agent.

SECTION 6.16. Additional Guarantors.  (a)  Pursuant to, and to the extent provided in, Section 5.11 of the Credit Agreement, additional Subsidiaries may be required to enter into this Agreement as Guarantors.  Upon execution and delivery by the Administrative Agent and any such Subsidiary of an instrument in the form of Exhibit A hereto, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein.

(b) In the event of a Permitted Holding Company Reorganization, New Holdco is required to enter in this Agreement as a Guarantor.  Upon execution and delivery by the Administrative Agent and New Holdco of an instrument in form and substance similar to Exhibit A hereto, New Holdco shall become a Guarantor hereunder with the same force and effect as if originally named a Guarantor herein.

(c) The execution and delivery of any such instrument described in paragraph (a) or (b) above shall not require the consent of any other party hereto.  The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantee Party as a party to this Agreement.

SECTION 6.17. Additional Grantors.  Pursuant to the terms of the Credit Agreement, Additional Grantors may enter into this Agreement as Subsidiary Grantors.  Upon execution and delivery by the Administrative Agent and any such Additional Grantor of an instrument in the form of Exhibit B hereto, such Additional Grantor shall become an a Subsidiary Grantor hereunder with the same force and effect as if originally named as an Subsidiary Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any other party hereto.  The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Subsidiary Grantor as a party to this Agreement.

SECTION 6.18. Right of Setoff.  If an Event of Default shall have occurred and be continuing and the Loans have become due and payable, each Issuing Bank and Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Issuing Bank or Lender or Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Agreement owed to such Issuing Bank or Lender, irrespective of whether or not such Issuing Bank or Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Issuing Bank and Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Issuing Bank or Lender may have.  Any Lender or Issuing Bank exercising its rights under this Section shall give notice thereof to the relevant Guarantor on or prior to the day of the exercise of such rights.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

J. C. PENNEY COMPANY, INC., by /s/ R. B. Cavanaugh Name: R. B. Cavanaugh Title: Executive Vice President and Chief Financial Officer

J. C. PENNEY CORPORATION, INC., by /s/ M. D. Porter Name: M. D. Porter Title: Vice President, Treasurer

J. C. PENNEY PURCHASING CORPORATION, by /s/ M. D. Porter Name: M. D. Porter Title: Vice President, Treasurer of J. C. Penney Corporation, Inc.

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULES I AND II HERETO, by /s/ M. D. Porter Name: M. D. Porter Title: Vice President, Treasurer of J. C. Penney Corporation, Inc.

JPMORGAN CHASE BANK, N.A., as Administrative Agent, by /s/ Barry Bergman Name: Barry Bergman Title: Managing Director

SCHEDULE I
to the Guarantee and
Collateral Agreement

Subsidiary Grantors

JCP Real Estate Holdings, Inc.

J. C. Penney Properties, Inc.

SCHEDULE II
to the Guarantee and
Collateral Agreement

Subsidiary Guarantors

JCP Real Estate Holdings, Inc.

J. C. Penney Properties, Inc.

SCHEDULE III
to the Guarantee and
Collateral Agreement

Insurance Requirements

(a)  Each Grantor will maintain (or cause to be maintained on its behalf), with financially sound and reputable insurance companies, insurance with respect to all Inventory constituting Collateral, in such amounts as are customarily maintained by companies in the same or similar business operating in the same or similar locations.

(b)  Policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a lenders’ loss payable clause in favor of the Administrative Agent and providing for losses thereunder to be payable to the Administrative Agent or its designee and (ii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Lenders.  Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent.  Each Grantor shall deliver to the Administrative Agent a copy of a certificate of insurance evidencing the required coverage on or prior to the Effective Date and upon each renewal or replacement of such policies thereafter.